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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

Kellstrom Commercial Aircraft, Inc.               Delaware
Solair, Inc.                                      Florida
Aero Support Holdings, Inc.                       Delaware
Integrated Technology Holdings Corp.              Delaware
Aerocar Aviation Corp.                            Florida
Aerocar Parts, Inc.                               Florida
Kellstrom International Sales Corporation         U.S. Virgin Islands